As filed with the Securities and Exchange Commission on July 3, 2014	Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CORDIA BANCORP INC.

(Exact name of registrant as specified in its charter)

Virginia	26-4700031
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

11730 Hull Street Road

Midlothian, Virginia 23112

(804) 744-7576

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

Bank of Virginia 2011 Stock Incentive Plan

(Full title of the plan)

Jack C. Zoeller

President and Chief Executive Officer

Cordia Bancorp Inc.

11730 Hull Street Road

Midlothian, Virginia 23112

(804) 744-7576

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to: Aaron M. Kaslow, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, NW, Suite 900 Washington, DC 20005 (202) 508-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 126-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock $0.01 par value	800,000	(2)	$4.25	(3)	$3,400,000	$438

(1)	Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares to be issued pursuant to the Bank of Virginia 2011 Stock Incentive Plan (“2011 Plan”) as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Cordia Bancorp Inc., as permitted by Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	This registration statement registers an additional 800,000 shares of common stock issuable under the 2011 Plan. An aggregate of 106,240 shares (after giving effect to the 1-for-5 reverse stock split of Bank of Virginia and the share exchange with Cordia Bancorp Inc.) issuable under the 2011 Plan have previously been registered under Registration Statement 333-188301.
(3)	Estimated solely for the purpose of computing the registration fee. In accordance with Rule 457(c) and (h) under the Securities Act, the maximum offering price per share is based on the average of the high and the low prices reported on July 1, 2014.

This Registration Statement shall become effective immediately upon filing in accordance with Section 8(a)

of the Securities Act of 1933, as amended and 17 C.F.R. §230.462.

Incorporation of Previous Registration Statement

Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 800,000 shares of common stock of Cordia Bancorp Inc. (the “Company”) under the Bank of Virginia 2011 Stock Incentive Plan (the “2011 Plan”), which increase in shares was approved by the shareholders of the Company at the Company’s annual meeting of shareholders held on June 25, 2014. Pursuant to Instruction E, the contents of the Company’s Registration Statement No. 333-188301 is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Cordia Bancorp Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midlothian, Commonwealth of Virginia on this 3rd day of July, 2014.

CORDIA BANCORP INC.

By:	/s/ Jack C. Zoeller
Jack C. Zoeller
President, Chief Executive Officer and Director
(principal executive officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Jack C. Zoeller and Mark A. Severson, as the true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

July 3, 2014	By:	/s/ Jack C. Zoeller
Jack C. Zoeller
President and Chief Executive Officer, Director
(Principal Executive Officer)

July 3, 2014	By:	/s/ Mark A. Severson
Mark A. Severson
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

July 3, 2014	By:	/s/ Peter W. Grieve
Peter W. Grieve
Chairman of the Board

July 3, 2014	By:	/s/ David C. Bushnell
David C. Bushnell
Director

July 3, 2014	By	/s/ G. Waddy Garrett
G. Waddy Garrett
Director

July 3, 2014	By	/s/ Thomas L. Gordon
Thomas L. Gordon
Director

July 3, 2014	By	/s/ Hunter R. Hollar
Hunter R. Hollar
Director

July 3, 2014	By	/s/ Michael F. Rosinus
Michael F. Rosinus
Director

July 3, 2014	By	/s/ Raymond H. Smith, Jr.
Raymond H. Smith, Jr.
Director

July 3, 2014	By	/s/ Todd S. Thomson
Todd S. Thomson
Director

July 3, 2014	By	/s/ John P. Wright
John P. Wright
Director

July 3, 2014	By	/s/ David Zlatin
David Zlatin
Director

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

5.0	Opinion of Kilpatrick Townsend & Stockton LLP	Filed herewith.

23.1	Consent of Kilpatrick Townsend & Stockton LLP	Contained in the opinion included as Exhibit 5.0.

23.2	Consent of Yount, Hyde & Barour, P.C.	Filed herewith.

24.0	Power of Attorney	Located on the signature page.

99.1	Bank of Virginia 2011 Stock Incentive Plan	Incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-4 (File No. 333-186087), as amended, initially filed with the SEC on January 18, 2013.